Exhibit 99.4

QUORUM HEALTH CORPORATION

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

$400,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 11.625% SENIOR NOTES DUE 2023, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED 11.625% SENIOR NOTES DUE 2023 (CUSIP Nos. 74909EAA4 and U7490CAA0)

Dated             , 2017

The Exchange Agent for the Exchange Offer is:

Regions Bank

By Registered or Certified	By Facsimile	By Overnight Courier or
Mail:	(eligible institutions only):	Hand Delivery:
Regions Bank	(615) 770-4350	Regions Bank
Attention: Corporate Trust Services		Attention: Corporate Trust Services
150 4th Avenue North	Telephone Inquiries:	150 4th Avenue North
Suite 900	(615) 770-4359	Suite 900
Nashville, Tennessee 37219		Nashville, Tennessee 37219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form, or one substantially equivalent hereto, must be used to accept the offer made by Quorum Health Corporation, a Delaware corporation (the “Company”), to exchange its 11.625% senior notes due 2023 registered under the Securities Act (the “Exchange Notes”) for its unregistered 11.625% senior notes due 2023 (the “Initial Notes”) pursuant to the Prospectus, dated             , 2017 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on             , 2017 (the “Expiration Date”). This form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below and must be received by the Exchange Agent prior to the Expiration Date. In addition, in order to utilize the guaranteed delivery procedure to tender the Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) together with the Initial Notes or a book-entry confirmation and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution, such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if known) of Initial Notes or Account Number At Book-Entry Transfer Facility	Aggregate Principal Amount Represented by Initial Notes	Aggregate Principal Amount of Initial Notes Tendered

PLEASE SIGN AND COMPLETE

Signature(s):	Name(s):

Address:	Capacity (full title), if signing in a representative
capacity:
(Zip Code)

Area Code and Telephone Number:

Dated:

☐ Check this Box if the Initial Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not To Be Used for Signature Guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Initial Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Initial Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Initial Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or a book-entry confirmation (a confirmation of a book-entry transfer of the Initial Notes into the Exchange Agent’s account at The Depository Trust Company), and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND INITIAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. INITIAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Company.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Initial Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Initial Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Initial Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Initial Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.